Joint Filer Information and Signature
Joint Filers:

1.	Name:	Vitruvian Partners LLP
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	/s/ Robert James Sanderson	December 23, 2020
		Name: Robert James Sanderson		Date
Title: Partner

2.	Name:	VIP I Nominees Ltd.
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	Vitruvian Partners LLP, its director

		By:	/s/ Robert James Sanderson	December 23, 2020
		Name: Robert James Sanderson		Date
Title: Partner

3.	Name:	VIP A L.P.
	Address:	105 Wigmore Street, London W1U 1QY, United Kingdom

		By:	Vitruvian Partners LLP, its general partner

		By:	/s/ Robert James Sanderson	December 23, 2020
		Name: Robert James Sanderson		Date
Title: Partner

4.	Name:	Vitruvian I Luxembourg S.à.r.l.
	Address:	21, rue Philippe II, L-2340 Luxembourg

		By:	/s/ Robert James Sanderson	December 23, 2020
		Name: Robert James Sanderson		Date
Title: Authorized Signatory

5.	Name:	Landgame S.à.r.l.
	Address:	21, rue Philippe II, L-2340 Luxembourg

		By:	/s/ Gael Sausy	December 23, 2020
		Name: Gael Sausy		Date
Title: B Manager and Authorized Signatory